STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of March 22, 2011, is by and among Armadillo Holdings Group Corporation (“Pledgor”) and William D. Gross (“Pledgee”).

Preliminary Statement:

a.           MMEX Mining Corporation, Pledgor’s parent (“MMEX”), has issued to Pledgee shares of its Series A Preferred Stock (the “MMEX Preferred Stock”).

b.           Under the terms of the MMEX Preferred Stock, MMEX is obligated to redeem the shares of MMEX Preferred Stock under certain circumstances and has agreed to secure its redemption obligation by causing Pledgor to enter into this Agreement.

c.           Pledgor is a subsidiary of MMEX and desires for Pledgee to purchase the MMEX Preferred Stock and accordingly advance funds to MMEX.

d.           Pledgee would not purchase the MMEX Preferred Stock absent Pledgor’s execution and delivery of this Pledge Agreement.

e.           Armadillo Mining Corporation (“Armadillo”) owns a majority of the shares of capital stock outstanding (“Armadillo Shares”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Pledgee and Pledgor hereby agree as follows:

1.           Definitions.  The following terms shall have the following meanings in this Pledge Agreement:

Obligations:  the obligation of MMEX to redeem the MMEX Preferred Stock in accordance with its terms.

Collateral:  such number of Armadillo Shares as will at all times constitute at least 51% of the outstanding Armadillo Shares.

2.           Pledge of Collateral.  To secure the Obligations, Pledgor hereby pledges, assigns and grants to Pledgee a valid and perfected lien in the Collateral.  Concurrently with the execution and delivery of this Agreement, Pledgor hereby delivers to Pledgee or (if Pledgee directs) to Pledgee’s trustee (i) all certificates, if any, evidencing the ownership by Pledgor of the Collateral and (ii) such UCC financing statements as Pledgee may request to perfect Pledgee's security interest in the Collateral.  Pledgee hereby agrees that it will subordinate its lien in the Collateral and rights hereunder in the event it is required in connection with any material bona fide financing consummated by Armadillo after the date hereof.

3.           Representations, Warranties and Covenants.  Pledgor hereby represents, warrants and covenants to Pledgee that, with respect to the Collateral pledged by Pledgor to Pledgee on the date hereof, (i) Pledgor is the legal and beneficial owner of the Collateral pledged by Pledgor to Pledgee pursuant to this Pledge Agreement, (ii) such Collateral is validly issued, fully paid and is issued in the name of Pledgor, (iii) none of such Collateral is subject to any lien of any kind whatsoever, and (iv) until all of the Obligations have been paid and performed in full, Pledgor:  (A) will not create or permit to exist any lien upon or with respect to such Collateral and (B) will not sell, transfer, convey, assign, or otherwise voluntarily divest Pledgor's interest in such Collateral, or any part thereof, to any other person.

4.           Voting Power; Distributions.  Unless and until an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise all voting powers in all matters pertaining to the Collateral or otherwise.  Unless and until all of the Obligations have been paid in full, Pledgor shall not be entitled to receive any distributions with respect to any portion of the Collateral.  If any such distributions are received by the Pledgor in violation of the terms of this Section 4, such distributions shall be (i) held in trust by Pledgor on behalf of Pledgee, (ii) turned over to Pledgee by Pledgor immediately upon receipt thereof and (iii) deemed to constitute a portion of the Collateral pledged by Pledgor to Pledgee hereunder.

5.           Default and Remedies.

5.1          Occurrence.  An Event of Default shall occur upon any default by MMEX of its Obligations or any breach by Pledgor of the provisions set forth herein.

5.2          Remedies.  If an Event of Default shall occur and be continuing, Pledgee, at its option, may:

5.2.1           Sale of Collateral.  Sell, assign and deliver the whole, or from time to time, any part of the Collateral at any private sale or at public auction, with or without demand for performance or advertisement of the time or place of sale or adjournment thereof or otherwise, and free from any right of redemption (all of which hereby expressly are waived by Pledgor) for cash, for credit or for other property, for immediate or future delivery, and for such price and on such terms as Pledgee in its sole discretion may determine; and

5.2.2           Other Remedies.  Exercise any other remedy specifically granted under this Pledge Agreement or now or hereafter existing in equity, or at law, by virtue of statute or otherwise.

5.3          Agreement to Sell Collateral.  For the purposes of this Section 5, an agreement to sell all or any part of the Collateral shall be treated as a sale thereof, and Pledgee shall be free to carry out such sale pursuant to such agreement, and the Pledgor shall not be entitled to the return of any of the same subject thereto, notwithstanding the fact that after Pledgee shall have entered into such an agreement, all Events of Default hereunder may have been remedied or all of the Obligations may have been paid and/or performed in full.

5.4           Proceeds of Sale.  The proceeds of any sale of the whole or any part of the Collateral and any other monies at the time held by Pledgee under the provisions of this Pledge Agreement shall be applied to the Obligations, and any surplus proceeds shall inure to the Pledgor.

5.5           No Duty of Pledgee.  Pledgee shall not have any duty to exercise any of the rights, privileges, options or powers or to sell or otherwise realize upon any of the Collateral, as hereinbefore authorized, and Pledgee shall not be responsible for any failure to do so or delay in so doing.

5.6           Effect of Sale.  Any sale of all or any portion of the Collateral pursuant to Section 5.2 above shall operate to divest all right, title and interest of Pledgor to the Collateral which is the subject of any such sale.

5.7           Securities Act.  Pledgor acknowledges that Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), or that it may be able to do so only after delay which might adversely affect the value that might be realized upon the sale of the Collateral.  Accordingly, the Pledgor agrees that Pledgee, without the necessity of attempting to cause any registration of the Collateral to be effected under the Securities Act, may sell the Collateral or any part thereof in one or more private sales to a restricted group of purchasers who may be required to agree, among other things, that they are acquiring the Collateral for their own account, for investment purposes only, and not with a view toward the distribution or resale thereof.  The Pledgor agrees that any such private sale may be at prices or on terms less favorable to the owner of the Collateral sold than would be the case if such Collateral was sold at public sale, and that any such private sale shall not be deemed not to have been made in a commercially reasonable manner by virtue of such sale having been a private sale.

5.8           Transfer of Control to Other Persons.  The Pledgor acknowledges and agrees that, upon the occurrence, and during the continuance, of an Event of Default, a transfer of control of the Collateral may be made to a receiver, trustee or similar official or to any purchaser of all or any part of the Collateral hereunder, pursuant to any court order, public or private sale, judicial sale, foreclosure or the exercise of any other remedies available to Pledgee hereunder or under applicable law.

5.9           Notice.  Pledgee shall give not less than ten business days' prior written notice to Pledgor of any sale pursuant to this Section 5.9.  Pledgor hereby agrees that such notice is commercially reasonable.

6.           Pledgee's Obligations; Custodial Agreement; Performance Rights.  Pledgee shall not have any duty to protect, preserve or enforce rights against the Collateral other than a duty of reasonable custodial care of any such Collateral in its possession.

7.           Termination of Pledge Agreement.  Upon the payment and performance in full of the Obligations, Pledgee shall deliver to Pledgor the Collateral in its possession, and this Pledge Agreement thereupon shall terminate.

8.           Miscellaneous.

8.1          Exercise of Rights.  Pledgor unconditionally agrees that if an Event of Default has occurred and is continuing, Pledgee may exercise its rights and remedies hereunder prior to, concurrently with, or subsequent to the exercise by Pledgee of any of its available rights and remedies against Pledgor or any other person.  The obligations of Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by:

8.1.1           Exercise or Non-Exercise of Rights.  Any exercise or non-exercise of any right or remedy, or the granting of any postponements or extensions for time of payment or other indulgences to the Pledgor or any other person;

8.1.2           Bankruptcy.  The institution of any bankruptcy, insolvency, reorganization, debt arrangement, readjustment, composition, receivership or liquidation proceedings by or against the Pledgor or any other person; or

8.1.3           Other Defenses.  Any other circumstance which otherwise might constitute a defense to, or a discharge of, the Pledgor with respect to the Obligations.

8.2          Rights Cumulative.  Each and every right, remedy and power granted to Pledgee hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Pledgee, from time to time, concurrently or independently and as often and in such order as Pledgee may deem expedient.  Any failure or delay on the part of Pledgee in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the right of Pledgee thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of rights of Pledgee hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

8.3          Modification.  Any modification or waiver of any provision of this Pledge Agreement, or any consent to any departure by the Pledgor therefrom, shall not be effective in any event unless the same is in writing and signed by Pledgee and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.  Any notice to or demand on the Pledgor in any event not specifically required of Pledgee hereunder shall not entitle Pledgor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8.4           Further Assurances.  Pledgor agrees that at any time, and from time to time, after the execution and delivery of this Pledge Agreement, Pledgor, upon the reasonable request of Pledgee, promptly will execute and deliver such further documents and do such further acts and things as Pledgee reasonably may request in order to effect fully the purposes of this Pledge Agreement and to subject to the security interest created hereby any Collateral intended by the provisions hereof to be covered hereby.  Pledgor and Pledgee acknowledge their intent that, upon the occurrence, and during the continuance, of an Event of Default, Pledgee shall receive, to the fullest extent permitted by law and governmental policy, all rights necessary to obtain, use or sell the Collateral, and to exercise all remedies available to Pledgee under the Uniform Commercial Code or other applicable law.  Pledgor and Pledgee further acknowledge and agree that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner Pledgee's rights of access to, or use or sale of, the Collateral, or the procedures necessary to enable Pledgee to obtain such rights of access, use or sale, Pledgee and Pledgor shall amend this Pledge Agreement in such manner as Pledgee shall request, in order to provide Pledgee such rights to the greatest extent possible consistent with then applicable law and governmental policy.

8.5           Preservation of Collateral.  Pledgor agrees that it will warrant, preserve, maintain and defend, at the expense of Pledgor, the right, title and interest of Pledgee in and to the Collateral and all right, title and interest represented thereby against all claims, charges and demands of all Persons whomsoever which are based on a breach of the Obligations hereunder.

8.6           Governing Law.  This Pledge Agreement shall be governed by the laws and decisions of the State of Texas.

8.7           Successors and Assigns.  This Pledge Agreement shall inure to the benefit of the successors and assigns of Pledgee and shall be binding upon the successors and assigns of Pledgor.

8.8           Counterparts.  This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which when taken together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, Pledgor and Pledgee have caused this Pledge Agreement to be executed as of the date first above written.

Armadillo Holdings Group Corporation

By:	/s/ Jack W. Hanks
Jack W. Hanks, President

Address:	2626 Cole Avenue, Suite 610
Dallas, Texas 75204
Fax: 214-880-0005

/s/ William D. Gross
William D. Gross

Address: